As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ROYAL BANK OF SCOTLAND GROUP plc

Scotland	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

RBS Gogarburn

PO Box 1000

Edinburgh EH12 1HQ

United Kingdom

(Address of Principal Executive Offices)

The 2010 LTIP

The RBS 2010 Deferral Plan

(Full Title of the Plans)

Citizens Financial Group
One Citizens Plaza
Providence, RI 02903
(Name and Address of Agent for Service)

(401) 456-7000

(Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Bindu M. Culas

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105
212-903-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares of 25 pence each to be issued under the 2010 LTIP	450,000,000	$0.45	$202,500,000.00	$23,206.50
Ordinary Shares of 25 pence each to be issued under the RBS 2010 Deferral Plan	970,209,225	$0.45	$436,594,151.25	$50,033.69

(1)              Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that may become issuable under the 2010 LTIP or the RBS 2010 Deferral Plan as a result of any stock split, stock dividend or similar transaction.

(2)           Stated for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended. Such price has been computed based on the average of the high and low sales prices for American depositary shares (ADSs) of The Royal Bank of Scotland Group plc on the New York Stock Exchange on March 1, 2012. The ratio of ADSs of The Royal Bank of Scotland Group plc to ordinary shares is 20:1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 2010 (Registration Statement No. 333-171227) (the “Registration Statement”) is being filed to register an additional 450,000,000 and 970,209,225 ordinary shares of The Royal Bank of Scotland Group plc (the “Registrant”) in connection with its 2010 LTIP and RBS 2010 Deferral Plan, respectively.

In addition, the Registrant has amended the RBS 2010 Deferral Plan, and is filing such amended RBS 2010 Deferral Plan herewith.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement, except as described herein. Required opinions, consents and signatures are included in this amendment.

ITEM 8.     EXHIBITS.

4.           Memorandum and Articles of Association of The Royal Bank of Scotland Group plc.*

5.           Opinion of Dundas & Wilson CS LLP, counsel to Registrant, as to the legality of the securities being registered.

23.1       Consent of Dundas & Wilson CS LLP (included in Exhibit 5).

23.2       Consent of Deloitte LLP.

24.         Power of Attorney.**

99.1       The 2010 LTIP.*

99.2       The RBS 2010 Deferral Plan.

* Previously filed as an exhibit to the Registration Statement.

** Previously included on the signature page of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edinburgh, Scotland, on March 7, 2012.

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ AILEEN TAYLOR
Name:	Aileen Taylor
Title:	Group Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the following capacities as of the date indicated above.

Name	Title

*	Chairman
Philip Hampton

Director and
Group Chief Executive
*	(Principal Executive Officer)
Stephen Hester

Director and
Group Finance Director
(Principal Financial and
*	Accounting Officer)
Bruce van Saun

*	Director
Sir Sandy Crombie

Director
Alison Davis

Director
Tony Di Iorio

*	Director
Penny Hughes

Director
Joseph Patrick MacHale

*	Director
John McFarlane

	Name	Title

	*	Director
Brendan Nelson

Director
Baroness Noakes

Director
Arthur Ryan

Director
Philip Scott

	*	Authorized U.S. Representative
John Fawcett

* By:	/s/ AILEEN TAYLOR
Aileen Taylor as Attorney-in-fact

Exhibit Index

Exhibit 4:	Memorandum and Articles of Association of The Royal Bank of Scotland Group plc., filed as Exhibit 4 to the Registration Statement (File No. 333-171227).

Exhibit 5:	Opinion of Dundas & Wilson CS LLP, counsel to Registrant, as to the legality of the securities being registered.*

Exhibit 23.1:	Consent of Dundas & Wilson CS LLP (included in Exhibit 5).*

Exhibit 23.2:	Consent of Deloitte LLP.*

Exhibit 24:	Power of Attorney, previously included on the signature page of the Registration Statement (File No. 333-171227).

Exhibit 99.1:	The 2010 LTIP, filed as Exhibit 99.1 to the Registration Statement (File No. 333-171227).

Exhibit 99.2:	The RBS 2010 Deferral Plan.*

* Filed electronically herewith.